                                                                    EXHIBIT 99.2

                                                  For more information, contact:
                                                                 Jennifer Doidge
                                                                    415-318-4107
                                                           doidgej@fleishman.com

              GOOD GUYS ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

         SAN FRANCISCO - September 29, 2003 - Good Guys (NASDAQ: GGUY) today announced financial results for the second fiscal quarter ended August 31.

         For the second quarter, Good Guys reported a net loss of $6.9 million, or $0.25 per share, compared to a net loss of $1.8 million, or $0.07 per share, in the same period last year. Gross profit margin for the quarter decreased to
26.8 percent from 28.6 percent in the same period last year, reflecting continued promotional expenses and higher sell-through of discontinued products.

         As previously reported, net sales for the second quarter were $152.2 million compared to $177.5 million in the same period last year and comparable store sales decreased 13 percent. Good Guys expects negative comparable store sales to continue through the third quarter.

         "Good Guys continues to be impacted by the challenging economic environment as evidenced in the lower sales volume and decline in store traffic during the first half of the year," said Kenneth Weller, chairman and chief executive officer, Good Guys. "Despite these challenges, Good Guys has taken decisive actions to prepare for the holiday selling season and we believe our performance in the second half of the year will reflect the results of company-wide efforts to bring more qualified customers to our stores, differentiate the customer experience and better align our sales, marketing and merchandising functions."

         During the quarter, Good Guys continued to manage its merchandise inventory levels to reflect current sales volume, and to better position its inventory by improving gross margin return on investment (GMROI) through SKU rationalization and more effective supply chain management.

         At the close of the second quarter, $12.8 million was available to borrow under the company's credit facility, compared to $14.1 million at the close of the prior year period. In addition, as part of its $100 million revolving credit facility, the company has the ability to increase its borrowing from October 1 through December 20 of each year to meet seasonal needs.

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Good Guys Announces Second-Quarter Financial Results, Page 2

         For the six months, Good Guys reported a net loss of $15.3 million, or $0.57 per share, compared to a net loss of $6.4 million, or $0.24 per share, in the same period last year. The company reduced SG&A expenses for the six months by more than $10 million, a decline of nearly 11 percent, over the same period last year. Gross profit margin for the six months was 27.2 percent compared to
28.7 percent in the same period last year. For the six months, net sales were $295.5 million compared to $348.5 million in the same period last year. Comparable store sales for the six months declined 13 percent.

         Good Guys separately announced today that it has entered into a definitive merger agreement with CompUSA. Under the terms of the agreement, each outstanding share of Good Guys common stock will be converted into $2.05 in cash. In connection with the transaction, CompUSA has also invested $5,000,000 in Good Guys in the form of a two-year unsecured subordinated convertible promissory note, convertible into Good Guys common stock at a rate of $2.05 per share.

         Good Guys will hold a conference call today at 1:30 p.m. Pacific Daylight Time to discuss its second quarter financial results. Interested parties are invited to listen to the call via a live webcast that can be found in the "About Good Guys" section located at www.goodguys.com. The conference call will be archived online for 30 days.

         With fiscal 2003 sales of $750 million, Good Guys is one of the largest specialty retailers of higher-end entertainment electronics in the nation. With its differentiated product selection and knowledgeable team of product specialists, Good Guys is dedicated to providing entertainment solutions to the West Coast's early adopters and tech-savvy consumers. Founded in 1973, Good Guys operates 71 stores in California, Nevada, Washington and Oregon. For more information, visit www.goodguys.com.

To the extent this news release contains forward-looking statements, such statements are subject to risks and uncertainties, including, but not limited to, the successful implementation of the Company's current restructuring and store closing program, increases in promotional activities of competitors, changes in consumer buying attitudes, the presence or absence of new products or product features in the Company's merchandise categories, changes in vendor support for advertising and promotional programs, changes in the Company's merchandise sales mix, the success of the Company's modified advertising strategy, the outcome of the Company's lease renegotiation efforts, and economic conditions.

                               --tables attached--

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Good Guys Announces Second-Quarter Financial Results, Page 3

                                    GOOD GUYS
                             SELECTED FINANCIAL DATA
                                   (UNAUDITED)

                                                   Three Months Ended             Six Months Ended
(Amounts in thousand, except per share data)  Aug 31, 2003    Aug 31, 2002   Aug 31, 2003  Aug 31, 2002
  Net sales                                    $ 152,172       $ 177,493       $ 295,524     $348,526
  Net loss                                     $  (6,910)      $  (1,798)      $ (15,322)    $ (6,385)

  Net loss per common share
            Basic                              $   (0.25)      $   (0.07)      $   (0.57)    $  (0.24)
            Diluted                            $   (0.25)      $   (0.07)      $   (0.57)    $  (0.24)
  Weighted average shares
            Basic                                 27,109          26,550          27,041       26,299
            Diluted                               27,109          26,550          27,041       26,299

Good Guys Announces Second-Quarter Financial Results, Page 4

                                    GOOD GUYS
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)

(Amounts in thousands, except per share data)

                                           Three Months Ended                          Six Months Ended
                                  Aug 31, 2003          Aug 31, 2002          Aug 31, 2003          Aug 31, 2002

                                           % of                   % of                  % of                  % of
                                 Amount    Sales     Amount      Sales     Amount      Sales     Amount      Sales
                                 ------    -----     ------      -----     ------      -----     ------      -----
Net sales                      $  152,172  100.0%   $ 177,493    100.0%   $ 295,524    100.0%   $ 348,526    100.0%
Cost of sales                    (111,390) (73.2%)   (126,788)   (71.4%)   (215,093)   (72.8%)   (248,575)   (71.3%)
                               ----------  -----    ---------    -----    ---------    -----    ---------    -----

Gross profit                       40,782   26.8%      50,705     28.6%      80,431     27.2%      99,951     28.7%

Selling, general and
 administrative expenses          (44,235) (29.0%)    (48,781)   (27.5%)    (89,148)   (30.2%)    (99,759)   (28.6%)
Depreciation and amortization      (2,446)  (1.6%)     (2,982)    (1.7%)     (4,970)    (1.7%)     (5,885)    (1.7%)
Store closure expenses               (423)  (0.3%)          -      0.0%        (423)    (0.1%)        700      0.2%
                               ----------  -----    ---------    -----    ---------    -----    ---------    -----

Loss from operations               (6,322)  (4.1%)     (1,058)    (0.6%)    (14,110)    (4.8%)     (4,993)    (1.4%)
Interest expense, net                (588)  (0.4%)       (740)    (0.4%)     (1,212)    (0.4%)     (1,392)    (0.4%)
                               ----------  -----    ---------    -----    ---------    -----    ---------    -----

Net loss                       $   (6,910)  (4.5%)  $  (1,798)    (1.0%)  $ (15,322)    (5.2%)  $  (6,385)    (1.8%)
                               ==========  =====    =========    =====    =========    =====    =========    =====

Net loss per common share
    Basic                      $    (0.25)          $   (0.07)            $   (0.57)            $   (0.24)
    Diluted                    $    (0.25)          $   (0.07)            $   (0.57)            $   (0.24)
Weighted average shares
    Basic                          27,109              26,550                27,041                26,299
    Diluted                        27,109              26,550                27,041                26,299

Good Guys Announces Second-Quarter Financial Results, Page 5

                                 GOOD GUYS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

(Amounts in thousands, except per share data)

                                                                   Aug 31, 2003    Aug 31, 2002  Feb 28, 2003
ASSETS

CURRENT ASSETS

       Cash and cash equivalents                                     $   4,422       $  3,890     $     733
       Accounts receivable, net                                         19,436         25,190        16,324
       Merchandise inventories                                          88,688        108,348       100,867
       Prepaid expenses                                                  9,350          8,207         9,794
                                                                     ---------       --------     ---------
                   Total current assets                                121,896        145,635       127,718

PROPERTY AND EQUIPMENT

       Leasehold improvements                                           66,551         66,198        66,179
       Furniture, fixtures, and equipment                               78,079         75,377        77,034
       Construction in progress                                            920          1,654           942
                                                                     ---------       --------     ---------
       Total property and equipment, at cost                           145,550        143,229       144,155
       Less accumulated depreciation and amortization                 (107,295)       (97,143)     (102,154)
                                                                     ---------       --------     ---------
                   Property and equipment, net                          38,255         46,086        42,001

OTHER ASSETS                                                                78            647           686
                                                                     ---------       --------     ---------

                   TOTAL ASSETS                                      $ 160,229       $192,368     $ 170,405
                                                                     =========       ========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

       Accounts payable                                              $  35,469       $ 39,883     $  25,601
       Accrued expenses and other liabilities:
         Payroll                                                         6,973         10,159         7,418
         Sales taxes                                                     3,534          4,323         3,401
         Store closure                                                   5,408          9,037         6,297
         Extended service plan                                           2,299          5,727           288
         Other                                                          20,263         18,495        16,230
                                                                     ---------       --------     ---------
                   Total current liabilities                            73,946         87,624        59,235

REVOLVING CREDIT DEBT                                                   40,000         51,422        50,099

SHAREHOLDERS' EQUITY

         Common stock, $.001 par value:
           Issued and outstanding                                           27             27            27
         Additional paid-in capital                                    111,952        111,104       111,418
         Retained deficit                                              (65,696)       (57,809)      (50,374)
                                                                     ---------       --------     ---------
                   Total shareholders' equity                           46,283         53,322        61,071
                   Total Liabilities and Shareholders' Equity        $ 160,229       $192,368     $ 170,405
                                                                     =========       ========     =========
                                                        ###